As filed with the Securities and Exchange Commission on January 6, 2009
Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
(Exact name of registrant as specified in its charter)

Delaware	43-0921172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Arch Coal, Inc. and Subsidiaries Employee Thrift Plan
(Full title of the plan)
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary
Arch Coal, Inc.
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of securities to be registered	registered	offering price per share (1)	aggregate offering price (1)	registration fee (1)
Common stock, par value $0.01 per share	1,000,000 shares (2)	$16.14	$16,140,000	$634.30

(1)	Pursuant to Rule 457, these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the registrant’s common stock on the New York Stock Exchange on December 31, 2008.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

Part II
Information Required in the Registration Statement
     Pursuant to Instruction E of Form S-8, this filing relates to the registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to a benefit plan is effective. The contents of the registration statement on Form S-8 (File No. 333-32777) filed on August 4, 1997 are hereby incorporated by reference, except as amended by the items included below.
Item 5. Interests of Named Experts and Counsel.
     Gregory A. Billhartz, Assistant General Counsel and Assistant Secretary of Arch Coal, Inc., has rendered an opinion as to the validity of the shares of common stock being registered hereby. Mr. Billhartz is paid a salary by us and is a participant in various employee benefit plans offered to our employees generally.
Item 8. Exhibits.
     The following exhibits are filed as part of this registration statement:

Exhibit	Description

4.1	Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 5, 2006).

4.2	Arch Coal, Inc. Amended and Restated Bylaws (effective as of December 5, 2008) (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 10, 2008).

4.3	Form of Rights Agreement, dated March 3, 2000 (incorporated by reference to Exhibit 1 to the registrant’s Current Report on Form 8-A filed on March 9, 2000).

5.1	Opinion of counsel.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of attorney.
Item 9. Undertakings.
          (a) The undersigned registrant hereby undertakes:
         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.
          (b) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (c) the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 6th day of January 2009.

Arch Coal, Inc.
By:	/s/ John T. Drexler
John T. Drexler
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Capacity	Date

* Steven F. Leer	Chairman and Chief Executive Officer (Principal Executive Officer)	January 6, 2009

/s/ John T. Drexler John T. Drexler	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 6, 2009

/s/ John W. Lorson John W. Lorson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 6, 2009

* James R. Boyd	Director	January 6, 2009

* Frank M. Burke	Director	January 6, 2009

* John W. Eaves	President, Chief Operating Officer and Director	January 6, 2009

* Patricia F. Godley	Director	January 6, 2009

* Douglas H. Hunt	Director	January 6, 2009

* Brian J. Jennings	Director	January 6, 2009

* Thomas A. Lockhart	Director	January 6, 2009

* A. Michael Perry	Director	January 6, 2009

* Robert G. Potter	Director	January 6, 2009

*	Director	January 6, 2009
Theodore D. Sands

* Wesley M. Taylor	Director	January 6, 2009

*By:	/s/ Robert G. Jones
Robert G. Jones, attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has caused this registration statement to be signed on the Plan’s behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 6th day of January 2009.

Arch Coal, Inc. and Subsidiaries Employee Thrift Plan
By:	/s/ Sheila B. Feldman
Sheila B. Feldman
Plan Administrator